Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of our reports dated February 9, 2000, related to the consolidated financial statements and financial statement schedules, which appear in Adolph Coors Company's Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
May 31, 2000